[EXHIBIT 10vv TO COLONIAL GAS COMPANY
                     FORM 10-K FOR YEAR ENDINGE 12/31/93]


                                                  SERVICE PACKAGE NO. 2496
                                                           AMENDMENT NO. 0

                          GAS TRANSPORTATION AGREEMENT
                       (For Use Under FT-A Rate Schedule)



THIS AGREEMENT is made and entered into as of the 1st day of September, 1993, by and between TENNESSEE GAS PIPELINE COMPANY, a Delaware Corporation, hereinafter referred to as "Transporter" and COLONIAL GAS CO, a MASSACHUSETTS Corporation, hereinafter referred to as "Shipper." Transporter and Shipper shall collectively be referred to herein as the "Parties."


                                    ARTICLE I

                                   DEFINITIONS

1.1 TRANSPORTATION QUANTITY (TQ) - shall mean the maximum daily quantity of gas which Transporter agrees to receive and transport on a firm basis, subject to Article II herein, for the account of Shipper hereunder on each day during each year during the term hereof, which shall be 224 dekatherms. Any limitations of the quantities to be received from each Point of Receipt and/or delivered to each Point of Delivery shall be as specified on Exhibit "A" attached hereto.

1.2 EQUIVALENT QUANTITY - shall be as defined in Article I of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                                   ARTICLE II

                                 TRANSPORTATION

Transportation Service - Transporter agrees to accept and receive daily on a firm basis, at the Point(s) of Receipt from Shipper or for Shipper's account such quantity of gas as Shipper makes available up to the Transportation Quantity, and to deliver to or for the account of Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

                                   ARTICLE III

                        POINT(S) OF RECEIPT AND DELIVERY

The Primary Point(s) of Receipt and Delivery shall be those points specified on Exhibit "A" attached hereto.

                                   ARTICLE IV

All facilities are in place to render the service provided for in this Agreement.

                                    ARTICLE V

              QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

   For all gas received, transported and delivered hereunder the Parties agree to the Quality Specifications and Standards for Measurement as specified in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1. To the extent that no new measurement facilities are installed to provide service hereunder, measurement operations will continue in the manner in which they have previously been handled. In the event that such facilities are not operated by Transporter or a downstream pipeline, then responsibility for operations shall be deemed to be Shipper's.

                                   ARTICLE VI

                    RATES AND CHARGES FOR GAS TRANSPORTATION

  6.1 TRANSPORTATION RATES - Commencing upon the effective date hereof, the rates, charges, and surcharges to be paid by Shipper to Transporter for the transportation service provided herein shall be in accordance with Transporter's Rate Schedule FT-A and the General Terms and Conditions of Transporter's FERC Gas Tariff.

  6.2 INCIDENTAL CHARGES - Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid for by Shipper, which Transporter incurs in rendering service hereunder.

   6.3  CHANGES   IN  RATES  AND  CHARGES  -  Shipper  agrees   that
         Transporter shall have the unilateral right to file with the appropriate regulatory authority and make effective changes in (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FT-A, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.


                                   ARTICLE VII

                              BILLINGS AND PAYMENTS

   Transporter shall bill and Shipper shall pay all rates and charges in accordance with Articles V and VI, respectively, of the General Terms and Conditions of Transporter's FERC Gas Tariff.


                                  ARTICLE VIII

                          GENERAL TERMS AND CONDITIONS

   This Agreement shall be subject to the effective provisions of Transporter's Rate Schedule FT-A and to the General Terms and Conditions incorporated therein, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the FERC.

                                   ARTICLE IX

                                   REGULATION

   9.1 This Agreement shall be subject to all applicable and lawful governmental statutes, orders, rules and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter. This Agreement shall be void and of no force and effect if any necessary regulatory approval is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

  9.2   The   transportation  service  described  herein  shall   be
         provided  subject  to Subpart G,  Part  284,  of  the  FERC
         Regulations.

                                    ARTICLE X

                      RESPONSIBILITY DURING TRANSPORTATION

   Except as herein specified, the responsibility for gas during transportation shall be as stated in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.

                                   ARTICLE XI

                                   WARRANTIES

   11.1 In addition to the warranties set forth in Article IX of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper warrants the following:

      (a) Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit "A" attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

      (b) Shipper agrees to indemnify and hold Transporter harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty by Shipper herein.

   11.2 Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty.

                                   ARTICLE XII

                                      TERM

   12.1 This Agreement shall be effective as of the 1st day of September, 1993, and shall remain in force and effect until the 1st day of November, 2000,("Primary Term") and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is one year or more, then unless Shipper elects upon one year's prior written notice to Transporter to request a lesser extension term, the Agreement shall automatically extend upon the expiration of the Primary Term for a term of five years and shall automatically extend for successive five year terms thereafter unless Shipper provides notice described above in advance of the expiration of a succeeding term; provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.

   12.2 Any portions of this Agreement necessary to resolve or cash-out imbalances under this Agreement as required by the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1, shall survive the other parts of this Agreement until such time as such balancing has been accomplished; provided, however, that Transporter notifies Shipper of such imbalance no later than twelve months after the termination of this Agreement.

   12.3 This Agreement will terminate automatically upon written notice from Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accord with the terms and conditions of Article VI of the General Terms and Conditions of Transporter's FERC Tariff.


                                  ARTICLE XIII

                                     NOTICE

   Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the Party intended to receive the same, as follows:

              TRANSPORTER:  Tennessee Gas Pipeline Company
                               P. O. Box 2511
                               Houston, Texas  77252-2511
                         Attention:  Transportation Marketing

              SHIPPER:

              NOTICES:   COLONIAL GAS CO
                         40 MARKET STREET
                         P.O. BOX 3064

                         LOWELL, MA  01852-3064
                      Attention:  JOHN P. HARRINGTON

              BILLING:   COLONIAL GAS CO
                         40 MARKET STREET
                         P.O. BOX 3064

                      LOWELL, MA  01852-3064
                      Attention:  MARTIN DEBRUIN

   or to such other address as either Party shall designate by formal written notice to the other.

                                   ARTICLE XIV

                                   ASSIGNMENTS

   14.1 Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness. Either Party may, without relieving itself of its obligation under this Agreement, assign any of its rights hereunder to a company with which it is affiliated. Otherwise, Shipper shall not assign this Agreement or any of its rights hereunder, except in accord with Article III, Section 11 of the General Terms and Conditions of Transporter's FERC Gas Tariff.

   14.2 Any  person  which  shall succeed by  purchase,  merger,  or consolidation to the properties, substantially as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

   15.1 The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Texas, without regard to the doctrines governing choice of law.

   15.2 If any provisions of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at either Party's option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

   15.3 Unless otherwise expressly provided in this Agreement or Transporter's Gas Tariff, no modification of or supplement to the terms and provisions stated in this agreement shall be or become effective until Shipper has submitted a request for change through the TENN-SPEED 2 System and Shipper has been notified through TENN-SPEED 2 of Transporter's agreement to such change.

   15.4 Exhibit "A" attached hereto is incorporated herein by reference and made a part hereof for all purposes.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

                            TENNESSEE GAS PIPELINE COMPANY

                            BY:____________________________
                            Agent and Attorney-in-Fact


                            COLONIAL GAS CO


                            BY:      John P. Harrington

                            TITLE:   Vice President, Gas Supply

                            DATE:    October 20, 1993




                         GAS  TRANSPORTATION  AGREEMENT
                       (For Use Under FT-A Rate Schedule)

                                   EXHIBIT "A"
                  AMENDMENT #0 TO GAS TRANSPORTATION AGREEMENT
                            DATED September 1st, 1993
                                     BETWEEN
                         TENNESSEE GAS PIPELINE COMPANY
                                       AND
                                 COLONIAL GAS CO


COLONIAL GAS CO
EFFECTIVE DATE OF AMENDMENT: September 1st, 1993
RATE SCHEDULE: FT-A
SERVICE PACKAGE:   2496
SERVICE PACKAGE TQ:  224 Dth


[RECEIPT POINTS]

Meter Number   Meter Name                        Total        Billable
                                                Quantity      Quantity

001366         TRANSCONTINENTAL-UTOS EXCH          11           11
010031         UNION-E TEXAS PLT DEHYD             79           79
011366         CHEVRON-VERMILION BLK 245E DE       99           99
012013         TENNESSEE-SABINE RIVER TRANS        35           35


[DELIVERY POINTS]

Meter Number   Meter Name                        Total        Billable
                                                Quantity      Quantity

020076         NATIONAL-HAMBURG NY                224          224
020077         NATIONAL-E AURORA NY               119          119
020088         NATIONAL-MAYVILLE NY               224          224
020092         NATIONAL-LEWISTON NY               119          119
020243         NATIONAL-NASHVILLE STG NY          224          224
020326         NATIONAL-PEKIN NY                  119          119
020428         NATIONAL-SHERMAN NY                224          224



NUMBER OF RECEIPT POINTS: 4
NUMBER OF DELIVERY POINTS: 7

              [END OF EXHIBIT 10vv TO COLONIAL GAS COMPANY
                    FORM 10-K FOR YEAR ENDING 12/31/93]